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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 6, 1999




                     THE COLONEL'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in charter)



           MICHIGAN               2-98277C           38-3262264
    (State or other jurisdic-   (Commission         (IRS Employer
      tion of incorporation)    File Number)      Identification No.)


             620 SOUTH PLATT ROAD
                MILAN, MICHIGAN                         48160
   (Address of principal executive offices)           (Zip Code)


                              (734) 439-2160
           (Registrant's telephone number, including area code)


                              NOT APPLICABLE
       (Former name or former address, if changed since last report)



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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On April 6, 1999, The Colonel's International, Inc. (the "Company"), through its subsidiary The Colonel's, Inc., closed on the acquisition of a parcel of real estate located at 5550 Occidental Highway, Tecumseh, Michigan, and the buildings, improvements and certain other items located thereon (collectively, the "Real Estate"). The Company intends to use the Real Estate as its headquarters.

          The seller of the Real Estate was Orbital Engine Company (USA), Inc. The purchase price for the Real Estate was $4,150,000, which was arrived at through arm's-length negotiations. Funds for the purchase price were obtained from cash on hand. There are no material relationships between Orbital Engine Company (USA), Inc. and the Company or any of the Company's affiliates.

          A copy of the Real Estate Sales Contract and Addendum dated March 23, 1999 is attached hereto as Exhibit 2(a). The original purchaser under the contract was 620 Platt Road, L.L.C., a limited liability company controlled by Donald J. Williamson, the Company's Chairman of the Board, Chief Executive Officer and, together with his spouse, majority shareholder. The contract was subsequently assigned by 620 Platt Road, L.L.C. to The Colonel's.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
          EXHIBITS.

     (a)  Not required.

     (b)  Not required.

     (c)  Exhibits:

          2(a) Real Estate Sales Contract and Addendum dated March 23,
               1999.













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                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 27, 1999              THE COLONEL'S INTERNATIONAL, INC.



                                   By /S/RICHARD S. SCHOENFELDT
                                       Richard S. Schoenfeldt
                                       Vice President-Finance and Chief
                                           Financial Officer
































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